SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2011

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AML Communications, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-27250	77-0130894
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1000 Avenida Acaso Camarillo, California 93012
(Address of Principal Executive Offices) (Zip Code)

(805) 388-1345
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 12, 2011, AML Communications, Inc. (“AML”) issued a press release announcing that, on April 11, 2011, it had entered into a definitive agreement and plan of merger with Microsemi Corporation (“Microsemi”) and a wholly-owned subsidiary of Microsemi (“Merger Sub”), pursuant to which Merger Sub will merge with and into AML, with AML as the surviving corporation, and each outstanding share of common stock of AML will be converted into the right to receive $2.50 per share in cash upon the consummation of the merger, subject to the terms and conditions of such definitive agreement.

AML had previously entered into an agreement and plan of merger with Anaren, Inc. (“Anaren”)  on February 13, 2011, pursuant to which a wholly-owned subsidiary of Anaren would have merged with and into AML and each outstanding share of AML common stock would have been converted into the right to receive $2.15 per share in cash upon the consummation of such merger, subject to the terms and conditions thereof.

Since Anaren failed to match or exceed the terms of Microsemi’s offer within three business days, AML’s board of directors has recommended that its stockholders vote against the merger with Anaren and instead vote in favor of the merger with Microsemi.

A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

Additional Information and Where You Can Find It

In connection with the proposed merger with Microsemi, AML will file a proxy statement with the SEC for AML’s special stockholder meeting and stockholders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the proposed transaction.  Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by AML at the SEC’s web site at http://www.sec.gov.  The proxy statement (when available) and other relevant documents may also be obtained for free from AML by directing a request to AML Communications, Inc., c/o Investor Relations, 1000 Avenida Acaso, Camarillo, California 93012-3775.

  AML previously filed a preliminary proxy statement with the SEC on March 7, 2011 in connection with the proposed merger agreement with Anaren, a copy of which may be obtained at the SEC’s web site at http://www.sec.gov or for free from AML by directing a request to AML Communications, Inc., c/o Investor Relations, 1000 Avenida Acaso, Camarillo, California 93012-3775.

AML and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Certain information regarding the interests of such directors and executive officers is included in AML’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the SEC on July 26, 2010, and information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the SEC’s website at http://www.sec.gov and from AML Communications, Inc., c/o Investor Relations, 1000 Avenida Acaso, Camarillo, California 93012-3775, telephone: 805-388-1345.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release, dated April 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AML Communications, Inc.
Dated: April 12, 2011	By:	/s/ Jacob Inbar
Jacob Inbar
President and CEO